EXHIBIT 99.1

BCGI TO ACQUIRE PURESIGHT, INC. TO FURTHER ENHANCE CONTENT

FILTERING CAPABILITIES OF BCGI MOBILE GUARDIAN

ADVANCED CONTENT FILTERING TECHNOLOGY TO HELP WIRELESS OPERATORS DIVERSIFY

WIRELESS CONTENT OFFERINGS

BEDFORD, Mass. – May 26, 2005 – Boston Communications Group, Inc. (NASDAQ: BCGI), a provider of products and solutions that enable wireless operators to rapidly deploy and manage innovative voice and data services, today announced that on May 20, 2005, it signed a definitive agreement to acquire the assets and certain liabilities of PureSight, Inc. and its Israeli subsidiary, PureSight Ltd. (PureSight), a privately held provider of advanced content recognition solutions for mobile operators, ISPs and enterprises. The acquisition is subject to the approval of PureSight’s stockholders and other customary closing conditions, which are expected to be completed in June 2005. Additional details of the acquisition are available in bcgi’s 8-K filed on May 26, 2005.

PureSight’s innovative and proven technology provides efficient multi-layer filtering capabilities that dynamically analyze and categorize content in real-time. As the sources of content and the protocols used for delivery of content to the end-user become more diverse, dynamic recognition is crucial to ensuring the accuracy of a filtering solution. In the wireless space, PureSight’s dynamic recognition capabilities are a perfect complement for bcgi Mobile Guardian™, a total solution designed to equip operators and subscribers with real-time profile management, usage management, and filtering capabilities to ensure efficient and responsible use of wireless devices.

According to projections in The Yankee Group’s August 2004 report “Child Protection Unlocks Wireless Adult Content Opportunity,” the wireless adult content market will be worth approximately $90 million in the United States and $1 billion globally in 2008. In this environment, sophisticated content filtering capabilities will be required to limit wireless phones access to adult content, such as gambling and pornography.

“The proliferation of mobile content has created surging demand from subscribers and operators for methods to manage end-user access to mobile data and to ensure access is appropriate based on the subscriber’s profile and needs,” said Tom Erskine, vice president and general manager of bcgi Access Management. “Having recognized this demand early on, we’ve spent the past six months integrating PureSight’s sophisticated Active Content Recognition (ACR™) technology into our Access Management solutions. With ACR as an integral part of Mobile Guardian Filter and through PureSight’s Client Software Development Kits (CSDKs), we are able to provide wireless operators with the tools required to manage subscriber access to restricted content.”

About Boston Communications Group, Inc.

Boston Communications Group, Inc. (NASDAQ: BCGI) develops products and services that enable wireless operators to fully realize the potential of their networks. bcgi’s access management, billing, payment and network solutions help operators rapidly deploy and manage innovative voice and data services for subscribers. Available as licensed products and fully managed services, bcgi’s solutions power carriers and enable MVNOs with market-leading implementations of prepaid wireless, postpaid billing, wireless account funding and m-commerce. bcgi was founded in 1988 and is listed on the Russell 2000 index. For more information, visit www.bcgi.net.

About PureSight, Inc. and PureSight Ltd.

PureSight develops and distributes multi-layer dynamic content filtering solutions for Internet Service Providers, enterprise markets, OEM and mobile operators. The company’s PureSight line of content filtering products are based on leading-edge Active Content Recognition (ACR™) technology, allowing analysis and categorization of Internet content in real-time. The company is based in Orange County, California and maintains research and development facilities in Israel. For more information on PureSight and its products, contact PureSight.

email: info@puresight.com, web: http://www.puresight.com

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including without limitation, statements regarding timing of closing and projected or estimated market size, as stated above. These statements are based on the current beliefs and assumptions of management. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “intend,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.

A number of important factors could cause actual events or actual results to differ materially from those indicated by such forward-looking statements, including but not limited to: (i) the possibility that the PureSight transaction will not close or that the closing will be delayed, (ii) the challenges and costs of assimilating the operations and personnel of PureSight; (iii) the ability to attract and retain highly qualified employees; and (iv) reaction of customers of bcgi and PureSight and related risks of maintaining pre-existing relationships of PureSight. bcgi does not assume any obligation to update any forward-looking statements made herein.

CONTACT: Media relations, Chris Harrall, 781-904-5321, charrall@bcgi.net ; Jean Borgman, 508-451-5944, r.borgmanjr@comcast.net; Investor Relations, Joe Calabrese, 212-827-3772, investor_relations@bcgi.net

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